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                                                                     Exhibit 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-25989 of Touchstone Software Corporation on Form S-8 of our report dated March 13, appearing in the Annual Report on Form 10-KSB of Touchstone Software Corporation for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

Costa Mesa, California
March 28, 1996